Exhibit 99.1

Open Text Completes Vignette Acquisition

Open Text Will Continue to Support Vignette Products to Meet the Full Range of Web

Content Management Needs

Waterloo, ON. – July 21, 2009 – Open Text™ Corporation (NASDAQ: OTEX, TSX: OTC), a global leader in Enterprise Content Management (ECM), today announced that it has completed the acquisition of all of the issued and outstanding shares of Vignette Corporation (NASDAQ: VIGN). The acquisition has now received approval by Vignette’s stockholders.

With its acquisition of Vignette now complete, Open Text said today that it is laying the strategic groundwork that will further its position as the independent leader in ECM, with a comprehensive portfolio of Web solutions to meet the broad range of market requirements.

Open Text will continue to support Vignette’s products and installed base, including users of previous versions of Vignette Content Management, as well as Open Text’s existing Web Solutions products. The combined product line will provide users with a full set of feature options, from an easy-to-use, fast-to-deploy web publishing application, to a fully integrated, enterprise-class e-business platform for large-scale deployments.

“The new demands of social and digital media, and fast-growing user expectations for more personalized Web interactions are placing enormous pressures on customers to keep up,” said John Shackleton, President and Chief Executive Officer of Open Text. “This is an important area of innovation for us going forward as we expand our ECM portfolio – Vignette will play a key role in this strategy.

“We are making a strong commitment of support to our WCM customers and, at the same time, taking advantage of an opportunity to broaden our WCM capabilities to address a much wider range of needs in the market. Vignette expands our capabilities to meet the evolving needs of organizations to deliver compelling, interactive sites that drive e-business, customer loyalty and lead generation. We gain important capabilities that expand our leadership in WCM and complement our current range of products in this space.”

According to Shackleton, Open Text also sees opportunities to leverage other key components of Vignette’s product portfolio within the Open Text ECM Suite. Open Text will announce more details on product strategy in the weeks ahead, and will roll out a detailed product roadmap to include Vignette products at its annual Content World 2009 Conference, in October (http://www.opentext.com/contentworld/2009)

In addition to technology and expanded market leadership, Open Text gains other benefits from the deal: Open Text adds Vignette’s experienced WCM professionals to the Open Text team, and Vignette supplements Open Text’s global reach and already strong presence in key markets worldwide.

On the Vignette side, Vignette customers will benefit from Open Text’s expanded ECM solutions portfolio, Open Text’s strategic partnerships and integrations with major enterprise players such as SAP, Oracle and Microsoft, and the support of the world’s largest independent ECM solutions provider.

Merger Agreement

Pursuant to the terms of the Merger Agreement, each outstanding share of Vignette common stock was converted into the right to receive $8.00 in cash, without interest and 0.1447 shares of

Open Text common stock. Open Text will issue approximately 3.45 million shares of its common stock in connection with the Merger. Based on the closing price of $36.84 per share of Open Text common stock on the Nasdaq Global Select Market on July 20, 2009, the last trading day before the closing of the Merger, the aggregate value of the consideration paid in connection with the Merger was approximately $321 million.

Open Text expects to incur restructuring charges associated with this merger and will disclose, on Monday, July 27, 2009, estimates of the range of amounts expected to be incurred in connection with the restructuring initiative in a Form 8-K filing. Management will provide further information regarding the future plans and prospects of the combined company when it provides fiscal year-end results on August 20, 2009.

Teleconference Call

Open Text will host a conference call on August 20, 2009 at 5:00 p.m. ET. On the call, Open Text management will discuss the final financial results for its fourth quarter and fiscal year-end 2009, as well as the acquisition of Vignette.

Date:	Thursday, August 20, 2009
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-644-3415 800-733-7571 (Toll Free)

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning August 20, 2009 at 7:00 p.m. ET through 11:59 p.m. on September 3, 2009 and can be accessed by dialing 416-640-1917 and using passcode 21310608 followed by the number sign.

For more information or to listen to the call via Web cast, please use the following link: http://www.opentext.com/2/investors/ir-events.htm.

About Open Text

Open Text, an enterprise software company and leader in enterprise content management, helps organizations manage and gain the true value of their business content. Open Text brings two decades of expertise supporting 50 million users in 114 countries. Working with our customers and partners, we bring together leading Content Experts™ to help organizations capture and preserve corporate memory, increase brand equity, automate processes, mitigate risk, manage compliance and improve competitiveness. For more information, visit www.opentext.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements relating to the success of any of the Company’s strategic initiatives, the Company’s growth and profitability prospects, the benefits of the Company’s products to be realized by customers, the Company’s position in the market and future opportunities therein, the deployment of Open Text ECM Suite and our other products by customers, and future performance of Open Text Corporation. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. Forward-looking statements in this release are not promises or guarantees and are subject to certain risks and uncertainties, and actual results may differ materially. The risks and uncertainties that may affect forward-looking statements include, among others, the failure to develop new products, risks involved in fluctuations in currency exchange rates, delays in purchasing decisions of customers, the completion and integration of acquisitions, the possibility of technical, logistical or planning issues in connection with deployments, the continuous commitment of the Company’s customers, demand for the Company’s products and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC), including the Form 10-K for the year ended June 30, 2008. You should not place undue reliance upon any such forward-looking statements, which are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligations to update forward-looking statements should circumstances or management’s beliefs or opinions change.

All dollar amounts in this press release are expressed in U.S. Dollars unless otherwise indicated.

Copyright © 2009 by Open Text Corporation. OPEN TEXT, the OPEN TEXT ECM SUITE AND OPEN TEXT WEB SOLUTIONS are trademarks or registered trademarks of Open Text Corporation in the United States of America, Canada, the European Union and/or other countries. This list of trademarks is not exhaustive. Other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of Open Text Corporation or other respective owners.

For more information, please contact:

Richard Maganini Open Text Corporation +1-847-961-0662 rmaganin@opentext.com	Stephanie Fazio Open Text Corporation +1-519-888-7111, ext. 2429 sfazio@opentext.com	Greg Secord Open Text Corporation +1-519-888-7111, ext. 2408 gsecord@opentext.com